UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/31/2010

Myriad Genetics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-26642

Delaware	87-0494517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

320 Wakara Way
Salt Lake City, UT 84108
(Address of principal executive offices, including zip code)

(801) 584-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 31 2010, the Company announced that its Board of Directors authorized the repurchase of an additional $100 million of the Company's outstanding common stock, following the completion of its previously authorized stock repurchase program initiated in May 2010. In connection with this stock repurchase authorization, the Company plans to repurchase $100 million of shares of its common stock from time-to-time in open market purchases or privately negotiated purchases as determined by the Company's management. The Company expects to complete the share repurchase on or before June 30, 2011.

Item 9.01.    Financial Statements and Exhibits

(d)

Exhibit

Number

99.1

Description

Press release dated August 31, 2010 announcing Board of Directors authorization of a share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Genetics, Inc.

Date: August 31, 2010	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1